UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 20, 2010

Stanley Black & Decker, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Connecticut	1-5244	06-0548860
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Stanley Drive, New Britain, Connecticut		06053
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(860) 225-5111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07. Submission of Matters to a Vote of Security Holders

On May 20, 2010, Stanley Black & Decker, Inc. held the annual meeting of its shareholders. The final results of voting for each matter submitted to a vote of shareholders at the meeting were as follows.

(i)	The following directors were elected at the meeting and the voting for each director was as follows:

			BROKER
NAME	FOR	WITHHELD	NON-VOTES

Nolan D. Archibald	118,777,887	11,485,273	12,226,858
John G. Breen	75,222,685	55,040,474	12,226,858
George W. Buckley	126,734,039	3,529,121	12,226,858
Virgis W. Colbert	60,457,450	69,805,710	12,226,858
Manuel A. Fernandez	126,896,463	3,366,697	12,226,858
Benjamin H. Griswold, IV	127,799,031	2,464,129	12,226,858
Anthony Luiso	127,582,398	2,680,762	12,226,858
John F. Lundgren	76,660,428	53,602,732	12,226,858
Robert L. Ryan	127,323,863	2,939,297	12,226,858

(ii)	Ernst & Young, LLP was approved as the Company’s independent auditors for the year 2010 by the following vote:

VOTES

FOR:	136,523,337
AGAINST:	5,574,474
ABSTAIN:	392,206
BROKER NON-VOTES:	N/A

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stanley Black & Decker, Inc.

May 20, 2010	By:	/s/ Bruce H. Beatt

Name: Bruce H. Beatt
Title: Senior Vice President, General Counsel and Secretary